Exhibit 99.1

Financial Contact: Mike Knapp Knowles Investor Relations Phone: (630) 238-5236 Email: mike.knapp@knowles.com	Media Contact: Melissa York Knowles Communications Phone: (630) 238-5242 Email: melissa.york@knowles.com

Knowles Reports Q2 2015 Financial Results and Provides Outlook for Q3 2015
Q2 Gross Margin, EBIT and EPS Above Mid-Point of Prior Projections
Q3 Mobile Consumer Segment Revenue Expected To Increase More than 30 Percent Q/Q, Excluding Audience

ITASCA, Ill., Jul. 27, 2015 -Knowles Corporation (NYSE: KN), a market leader and global supplier of advanced micro-acoustic solutions and specialty components, today announced results for the second quarter ended June 30, 2015.
“Our Q2 earnings and gross margins were above the mid-point of our prior expectations,” said Jeffrey Niew, President and CEO of Knowles. “In our mobile consumer segment, we were pleased to see strong sequential sales growth at a North American OEM on continued microphone share gains as well as a rebound in growth from Chinese OEMs. Weaker-than-expected shipments to a Korean OEM and anticipated softness at a major customer in connection with its transition to a new operating system offset the strength from other customers. Sales of specialty components grew as expected with robust sales of hearing health and capacitor products partially offset by lower timing device revenue primarily into the wireless infrastructure market.”
“For Q3, we anticipate more than 20 percent sequential revenue growth, driven by 30 percent organic growth in the mobile consumer segment, stable trends in our specialty components business, and 5 percent revenue growth from the Audience acquisition. We anticipate that this increase in revenue, coupled with better capacity utilization and product mix, will lead to strong gross margin expansion.”
“We are excited to integrate a very talented Audience R&D team into Knowles as we continue to execute on our strategy to move from an acoustics company to an audio solutions provider. We believe this acquisition uniquely positions us to optimize the audio signal path for our customers which is expected to enhance performance and enable new applications for their devices. It also positions us to expand our available market and improve our ability to capitalize on mid- and long-term trends in the mobile market,” continued Mr. Niew. “In the near term, we are focused on realizing $25 million in annualized cost synergies and remain committed to making this acquisition accretive by Q4 of 2016.”
Financial Highlights
The following highlights the Company’s financial performance on both a GAAP and supplemental non-GAAP basis. The Company provides supplemental information regarding its gross profit, operating expenses, earnings before interest and income taxes, adjusted earnings before interest and income taxes, net earnings and diluted earnings per share, as well as other metrics, on a non-GAAP basis that excludes stock-based compensation as well as certain intangibles amortization expense, restructuring, production transfer costs, and other charges which management considers to be outside our core operating results. Non-GAAP results are not presented in accordance with GAAP and may not be comparable to similarly titled non-GAAP information provided by other companies. Non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP. A reconciliation of GAAP to non-GAAP results is attached to this press release.

•	Revenue for the second quarter of 2015 was $240.9 million compared with $281.0 million reported in the same period one year ago.

•
Gross profit for the second quarter of 2015 was $56.6 million compared with gross profit of $33.8 million reported in the same period one year ago. Non-GAAP gross profit for the second quarter of 2015 was $65.7 million compared with non-GAAP gross profit of $82.1 million reported in the same period one year ago.

•
Loss before interest and income taxes for the second quarter of 2015 was $12.7 million compared with a loss before interest and income taxes of $44.0 million in the year ago period. Current period results include $9.9 million from amortization of intangibles, $5.2 million in production transfer costs, $3.6 million in stock-based compensation, and $3.0 million in fixed asset impairment charges.

•	Adjusted earnings before interest and income taxes for the second quarter of 2015 were $12.0 million compared with $21.5 million reported in the same period one year ago.

•
Net loss for the second quarter of 2015 was $16.1 million compared with a net loss of $78.9 million reported in the same period one year ago. Non-GAAP net earnings for the second quarter of 2015 was $7.3 million compared with $22.2 million reported in the same period one year ago.

•	Loss per diluted share for the second quarter of 2015 was $0.19 compared with loss per diluted share of $0.93 per diluted share in the same period one year ago.

•	Non-GAAP EPS for the second quarter of 2015 was $0.08 per diluted share compared with $0.26 per diluted share in the same period one year ago.

Third Quarter 2015 Outlook
On July 1, 2015, Knowles completed the acquisition of Audience, Inc. for $61.6 million in cash and 3.2 million shares of Knowles common stock. Audience is a pioneering provider of voice and audio solutions that improve voice quality and the user experience in mobile devices. Going forward the operations of Audience will be included in the results of the Company’s Mobile Consumer Electronics segment.

To assist investors with a better understanding of our forward-looking guidance for the quarter ending September 30, 2015, we have compiled and presented forward-looking guidance for Knowles which excludes the impact of Audience’s expected results as well as consolidated company forward-looking guidance for the third quarter. The forward-looking guidance is based on our current assumptions, and expected business trends and conditions.

The forward looking guidance for the quarter ending September 30, 2015, which excludes the impact of Audience’s expected results is as follows:

Knowles ex-Audience
Revenue	$275 to $295 million
Non-GAAP Gross Margin	30 to 32 percent
Adjusted EBIT Margin	11 to 13 percent
Non-GAAP EPS	$0.25 to $0.33

In the third quarter of 2015, we expect the impact of Audience results to be as follows: Revenue of approximately $10 million; non-GAAP gross margin of approximately 45 percent; adjusted EBIT loss of approximately $16 million; and non-GAAP loss per share of approximately $0.18, which includes approximately $0.17 per share related to the Audience operating loss and $0.01 related to the additional shares issued in connection with the acquisition.

In the third quarter of 2015, we expect consolidated company results to be as follows: Revenue of $285 to $305 million; non-GAAP gross margin of 30 to 32 percent; adjusted EBIT margin of 5 to 7 percent; and non-GAAP EPS of $0.07 to $0.15.

Q3 2015 GAAP results for the consolidated company are expected to include approximately $11 million in amortization of intangibles, $9 million in restructuring costs, $6 million in stock-based compensation, $4 million in production transfer related costs, $4 million of Audience-related acquisition costs, and related tax effects on these items. This does not include Audience purchase price accounting impacts which have not been finalized.

Webcast and Conference Call Information
Investors can listen to a live or replay webcast of the Company’s quarterly financial conference call at http://investor.knowles.com. The live webcast will begin today at 3:30 p.m. Central time. The webcast replay will be available after 7:00 p.m. Central time.

Investors can also listen to the conference call at 3:30 p.m. Central time today by calling (877) 359-9508 (United States) or (224) 357-2393 (International). The conference call replay will be available after 7:00 p.m. Central time on July 27, 2015 through 11:59 p.m. Central time on August 3, 2015 at (855) 859-2056 (United States) or (404) 537-3406 (International). The access code is 76683726.

About Knowles
Knowles Corporation (NYSE: KN) is a market leader and global supplier of advanced micro-acoustic solutions and specialty components serving the mobile communications, consumer electronics, medical technology, military, aerospace and industrial markets. Knowles has a leading position in micro-electro-mechanical systems microphones, speakers and receivers which are used in smartphones, tablets and mobile handsets. Knowles is also a leading manufacturer of transducers used in hearing aids and other medical devices and has a strong position in oscillators (timing devices) and capacitor components which enable various types of communication. Knowles’ focus on the customer, combined with unique technology, rigorous testing and global scale, helps to deliver innovative solutions and consistently dependable and precise products. Founded in 1946 and headquartered in Itasca, Illinois, Knowles has approximately 13,000 employees in 15 countries around the world. For more information, visit www.knowles.com.

Forward Looking Statements
This news release contains forward-looking statements within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “project,” “estimate,” “budget,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “seek,” “should,” “will,” “would,” “objective,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target” and similar expressions, among others, generally identify forward-looking statements, which speak only as of the date the statements were made. The statements in this news release are based on current plans, expectations, forecasts and assumptions involving risks and uncertainties that could cause actual outcomes or results to differ materially from those outcomes or results that are projected, anticipated or implied in these statements. These risks and uncertainties include, but are not limited to: the pace and success of achieving the cost savings from our announced restructurings or acquisitions; fluctuations in our stock's market price; fluctuations in operating results and cash flows; our ability to prevent or identify quality issues in our products or to promptly remedy any such issues that are identified; the timing of OEM product launches; customer purchasing behavior in light of anticipated mobile phone launches; downward pressure on the average selling prices for our products; risks associated with increasing our inventory in advance of anticipated orders by customers; macroeconomic conditions, both in the U.S. and internationally; foreign currency exchange rate fluctuations; our ability to maintain and improve costs, quality and delivery for our customers; our ability to qualify our products and facilities with customers; risks and costs inherent in litigation; our ability to obtain, protect, defend or monetize our intellectual property rights; increases in the costs of critical raw materials and components; availability of raw materials and components; anticipated growth for us and adoption of our technologies and solutions that may not occur; managing rapid growth; managing rapid declines in customer demand for certain of our products or solutions, delays in customer product introductions, and other related customer challenges that may occur; our ability to successfully consummate acquisitions and divestitures; our obligations and risks under various transaction agreements that were executed as part of our spin-off from our former parent company, Dover Corporation; managing new product ramps and introductions for our customers; risks associated with international sales and operations; retaining key personnel; our dependence on a limited number of large customers; our need to maintain and expand our existing relationships with leading OEMs and to establish relationships with new OEMs in order to maintain and increase our revenue; our ability to return the Audience business to profitability and realize our projected cost synergies associated with the acquisition of Audience; business and competitive factors generally affecting the advanced micro-acoustic solutions and specialty components industry, our customers and our business, fluctuations in demand by our telecom and other customers; our ability to enter new end user product markets; increasing competition and new entrants in the market for our products; our ability to develop new or enhanced products in a timely manner that achieve market acceptance; our reliance on third parties to manufacture, assemble and test our products; changes in tax laws or our ability to utilize our tax structure and any net operating losses and other factors that we may not have currently identified or quantified; and other risks, relevant factors and uncertainties identified in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, subsequent Reports on Forms 10-Q and 8-K and our other filings we make with the SEC. Knowles disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Supplemental Information
The financial results disclosed in this release include certain measures calculated and presented in accordance with GAAP. In addition to the GAAP results included in this press release, Knowles has presented supplemental non-GAAP gross profit, operating expenses, loss before interest and income taxes, adjusted earnings before interest and income taxes, net earnings, diluted earnings per share, as well as other metrics, to facilitate evaluation of Knowles’ operating performance. These non-GAAP financial measures exclude certain amounts that are included in the most directly comparable GAAP measure. In addition, these non-GAAP financial measures do not have standard meanings and may vary from similarly titled non-GAAP financial measures used by other companies. Knowles uses non-GAAP measures as supplements to its GAAP results of operations in evaluating certain aspects of its business, and its Board of Directors and executive management team focus on non-GAAP items as key measures of Knowles’ performance for business planning purposes. These measures assist Knowles in comparing its performance between various reporting periods on a consistent basis, as these measures remove from operating results the impact of items that, in Knowles’ opinion, do not reflect its core operating performance. Knowles believes that its presentation of these non-GAAP financial measures is useful because it provides investors and securities analysts with the same information that Knowles uses internally for purposes of assessing its core operating performance. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, see the reconciliation table accompanying this release.

INVESTOR SUPPLEMENT - SECOND QUARTER 2015

KNOWLES CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(in millions except share and per share amounts)
(unaudited)

	Quarter Ended
	June 30, 2015	March 31, 2015	June 30, 2014
Revenues	$240.9	$238.6	$281.0
Cost of goods sold	183.8	185.4	230.8
Restructuring charges - cost of goods sold	0.5	(0.6)	16.4
Gross profit	56.6	53.8	33.8
Research and development expenses	22.7	19.6	21.7
Selling and administrative expenses	46.5	45.7	52.0
Restructuring charges	0.3	0.3	4.3
Operating expenses	69.5	65.6	78.0
Operating loss	(12.9)	(11.8)	(44.2)
Interest expense, net	3.1	2.4	1.8
Other income, net	(0.2)	(1.9)	(0.2)
Loss before income taxes	(15.8)	(12.3)	(45.8)
Provision for income taxes	0.3	3.5	33.1
Net loss	$(16.1)	$(15.8)	$(78.9)

Basic loss per share	$(0.19)	$(0.19)	$(0.93)
Diluted loss per share	$(0.19)	$(0.19)	$(0.93)

Weighted average common shares outstanding:
Basic	85,144,298	85,107,579	85,042,334
Diluted	85,144,298	85,107,579	85,042,334

KNOWLES CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(in millions except share and per share amounts)
(unaudited)

	Six Months Ended
	June 30, 2015	June 30, 2014
Revenues	$479.5	$554.4
Cost of goods sold	369.2	421.1
Restructuring charges - cost of goods sold	(0.1)	16.4
Gross profit	110.4	116.9
Research and development expenses	42.3	40.9
Selling and administrative expenses	92.2	104.5
Restructuring charges	0.6	4.5
Operating expenses	135.1	149.9
Operating loss	(24.7)	(33.0)
Interest expense, net	5.5	2.5
Other (income) expense, net	(2.1)	0.2
Loss before income taxes	(28.1)	(35.7)
Provision for income taxes	3.8	35.6
Net loss	$(31.9)	$(71.3)

Basic loss per share	$(0.37)	$(0.84)
Diluted loss per share	$(0.37)	$(0.84)

Weighted average common shares outstanding:
Basic	85,126,040	85,033,149
Diluted	85,126,040	85,033,149

KNOWLES CORPORATION
RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES (1)
(in millions, except for share and per share amounts)
(unaudited)

	Quarter Ended			Six Months Ended
	June 30, 2015	March 31, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Gross profit	$56.6	$53.8	$33.8	$110.4	$116.9
Stock-based compensation expense	0.4	0.2	0.3	0.6	0.3
Fixed asset and related inventory charges	3.0	—	25.8	3.0	26.6
Restructuring charges	0.5	(0.6)	16.4	(0.1)	16.4
Production transfer costs (2)	5.2	5.4	5.8	10.6	10.9
Non-GAAP gross profit	$65.7	$58.8	$82.1	$124.5	$171.1
Non-GAAP gross profit as % of revenues	27.3%	24.6%	29.2%	26.0%	30.9%

Research and development expenses	$22.7	$19.6	$21.7	$42.3	$40.9
Stock-based compensation expense	(0.2)	(0.2)	(0.2)	(0.4)	(0.2)
Non-GAAP research and development expenses	$22.5	$19.4	$21.5	$41.9	$40.7
Non-GAAP research and development expenses as % of revenues	9.3%	8.1%	7.7%	8.7%	7.3%

Selling and administrative expenses	$46.5	$45.7	$52.0	$92.2	$104.5
Stock-based compensation expense	(3.0)	(2.6)	(1.9)	(5.6)	(3.4)
Intangibles amortization expense	(9.9)	(10.0)	(10.8)	(19.9)	(21.6)
Production transfer costs (2)	—	—	—	—	(0.7)
Other (3)	(2.2)	(0.4)	—	(2.6)	(2.3)
Non-GAAP selling and administrative expenses	$31.4	$32.7	$39.3	$64.1	$76.5
Non-GAAP selling and administrative expenses as % of revenues	13.0%	13.7%	14.0%	13.4%	13.8%

Operating expenses	$69.5	$65.6	$78.0	$135.1	$149.9
Stock-based compensation expense	(3.2)	(2.8)	(2.1)	(6.0)	(3.6)
Intangibles amortization expense	(9.9)	(10.0)	(10.8)	(19.9)	(21.6)
Restructuring charges	(0.3)	(0.3)	(4.3)	(0.6)	(4.5)
Production transfer costs (2)	—	—	—	—	(0.7)
Other (3)	(2.2)	(0.4)	—	(2.6)	(2.3)
Non-GAAP operating expenses	$53.9	$52.1	$60.8	$106.0	$117.2
Non-GAAP operating expenses as % of revenues	22.4%	21.8%	21.6%	22.1%	21.1%

Net loss	$(16.1)	$(15.8)	$(78.9)	$(31.9)	$(71.3)
Interest expense, net	3.1	2.4	1.8	5.5	2.5
Provision for income taxes	0.3	3.5	33.1	3.8	35.6
Loss before interest and income taxes	(12.7)	(9.9)	(44.0)	(22.6)	(33.2)
Stock-based compensation expense	3.6	3.0	2.4	6.6	3.9
Intangibles amortization expense	9.9	10.0	10.8	19.9	21.6
Fixed asset and related inventory charges	3.0	—	25.8	3.0	26.6
Restructuring charges	0.8	(0.3)	20.7	0.5	20.9
Production transfer costs (2)	5.2	5.4	5.8	10.6	11.6
Other (3)	2.2	0.4	—	2.6	2.3
Adjusted earnings before interest and income taxes	$12.0	$8.6	$21.5	$20.6	$53.7
Adjusted earnings before interest and income taxes as % of revenues	5.0%	3.6%	7.7%	4.3%	9.7%

	Quarter Ended			Six Months Ended
	June 30, 2015	March 31, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Provision for income taxes	$0.3	$3.5	$33.1	$3.8	$35.6
Income tax effects of non-GAAP reconciling adjustments	(1.3)	2.2	35.6	0.9	34.2
Non-GAAP provision for (benefit from) income taxes	$1.6	$1.3	$(2.5)	$2.9	$1.4

Net loss	$(16.1)	$(15.8)	$(78.9)	$(31.9)	$(71.3)
Non-GAAP reconciling adjustments (4)	24.7	18.5	65.5	43.2	86.9
Income tax effects of non-GAAP reconciling adjustments	(1.3)	2.2	35.6	0.9	34.2
Non-GAAP net earnings	$7.3	$4.9	$22.2	$12.2	$49.8
Non-GAAP net earnings as % of revenues	3.0%	2.1%	7.9%	2.5%	9.0%

Non-GAAP diluted earnings per share	$0.08	$0.06	$0.26	$0.14	$0.58

Diluted average shares outstanding	85,144,298	85,107,579	85,042,334	85,126,040	85,033,149
Non-GAAP adjustment (5)	857,010	708,839	755,153	799,002	492,478
Non-GAAP diluted average shares outstanding (5)	86,001,308	85,816,418	85,797,487	85,925,042	85,525,627

Notes:
(1) In addition to the GAAP financial measures included herein, Knowles has presented certain non-GAAP financial measures. Knowles uses non-GAAP measures as supplements to its GAAP results of operations in evaluating certain aspects of its business, and its Board of Directors and executive management team focus on non-GAAP items as key measures of Knowles' performance for business planning purposes. These measures assist Knowles in comparing its performance between various reporting periods on a consistent basis, as these measures remove from operating results the impact of items that, in Knowles' opinion, do not reflect its core operating performance. Knowles believes that its presentation of non-GAAP financial measures is useful because it provides investors and securities analysts with the same information that Knowles uses internally for purposes of assessing its core operating performance.
(2) Production Transfer Costs represent one-time and duplicate costs incurred to migrate manufacturing to new or existing facilities in Asia. These amounts are included in the corresponding Gross profit, Selling and administrative expenses, Operating expenses and Loss before interest and income taxes for each period presented.
(3) In 2015, Other represents expenses related to the Audience acquisition. In 2014, Other represents expenses related to the spin-off of Knowles from Dover Corporation.

(4)	The Non-GAAP reconciling adjustments are those adjustments made to reconcile Loss before interest and income taxes to Adjusted earnings before interest and income taxes.
(5) The number of shares used in the diluted per share calculations on a non-GAAP basis excludes the impact of stock-based compensation expense expected to be incurred in future periods and not yet recognized in the financial statements, which would otherwise be assumed to be used to repurchase shares under the GAAP treasury stock method.

KNOWLES CORPORATION
CONSOLIDATED BALANCE SHEETS
(in millions, except for share and per share amounts)

	June 30, 2015	December 31, 2014
	(unaudited)
Current assets:
Cash and cash equivalents	$37.0	$55.2
Receivables, net of allowances of $0.8 and $0.8	199.6	236.3
Inventories, net	170.9	162.0
Prepaid and other current assets	16.2	10.7
Deferred tax assets	10.3	9.8
Total current assets	434.0	474.0
Property, plant and equipment, net	307.2	315.9
Goodwill	886.9	914.7
Intangible assets, net	241.7	270.3
Other assets and deferred charges	24.1	23.6
Total assets	$1,893.9	$1,998.5

Current liabilities:
Current maturities of long-term debt	$22.5	$15.0
Accounts payable	151.6	172.1
Accrued compensation and employee benefits	30.9	38.7
Other accrued expenses	42.3	48.8
Federal and other taxes on income	14.3	14.0
Total current liabilities	261.6	288.6
Long-term debt	376.0	385.0
Deferred income taxes	39.6	49.2
Other liabilities	49.8	39.5
Commitments and contingencies
Stockholders' equity:
Preferred stock - $0.01 par value; 10,000,000 shares authorized; none issued	—	—
Common stock - $0.01 par value; 400,000,000 shares authorized; 85,118,752 and 85,061,449 shares issued at June 30, 2015 and December 31, 2014, respectively	0.9	0.9
Additional paid-in capital	1,378.8	1,372.6
Accumulated deficit	(115.9)	(84.0)
Accumulated other comprehensive loss	(96.9)	(53.3)
Total stockholders' equity	1,166.9	1,236.2
Total liabilities and stockholders' equity	$1,893.9	$1,998.5